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                                                                    Exhibit 9(d)




                                  AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT

         This Amendment is made as of October 1, 1998, between Performance Funds Trust, (the "Trust"), BISYS Fund Services, Inc. and BISYS Fund Services Ohio, Inc. The parties hereby amend the Fund Accounting Agreement (the "Agreement") between the Trust and BISYS Fund Services, Inc, dated as of October 1, 1996, as set forth below.

         WHEREAS, the parties hereto wish to substitute BISYS Fund Services Ohio, Inc. for BISYS Fund Services, Inc. as the Fund Accountant under the Agreement;

         WHEREAS, the parties hereto wish to modify Section 6 of the Agreement entitled "Term"; and

         WHEREAS, the parties hereto wish to modify the portion of Schedule A to the Agreement entitled "Fees".

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

         2. BISYS Fund Services Ohio, Inc. (the "Fund Accountant") shall replace BISYS Fund Services, Inc. as the Fund Accountant under the Agreement.

         3. Section 6 of the Agreement shall be amended by replacing the first sentence of such section with the following:

                  The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on September 30, 2003.

         4. Schedule A to the Agreement shall be amended by replacing it with the following:

              Effective as of October 1, 1998, Fund Accountant shall be entitled to receive a fee from each Fund in accordance with the following schedule:

                  An annual fee of $30,000 per Fund for the class of shares in existence as of the date set forth above, plus an additional annual fee of $5,000 per Fund for each additional class. In addition to such annual fees, Fund Accountant shall be entitled to receive out-of-pocket expenses, as described in
                  Section 4.

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         5.   This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         6. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                       PERFORMANCE FUNDS TRUST


                                       By: __________________________________

                                       Title:________________________________



                                       BISYS FUND SERVICES, INC.


                                       By: __________________________________

                                       Title:________________________________



                                       BISYS FUND SERVICES OHIO, INC.


                                       By: __________________________________

                                       Title:________________________________




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